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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1995, with respect to the combined financial statements of Ragan Henry Communications Group, L.P., US Radio, L.P. and US Radio Stations, L.P. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Clear Channel Communications, Inc. for the registration of 3,300,000 shares of its common stock.



                                          /s/  ERNST & YOUNG LLP


Philadelphia, Pennsylvania
May 22, 1996